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                                                                  EXHIBIT 5.01


                       [LETTERHEAD OF FENWICK & WEST]



                               February 23, 1998

Exodus Communications, Inc.
2650 San Tomas Expressway
Santa Clara, CA 95051

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File No. 333-44469) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on January 16, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of [4,600,000] shares of your Common Stock (the "Stock"), 550,000 of which are presently issued and outstanding and may be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A filed with the Commission on February 13, 1998;

     (3)  the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books, the minute books of your predecessor, Exodus Communications, Inc., a California corporation ("Exodus California"), and the minute books of the predecessor of Exodus California, Fouress, Inc., a Maryland corporation ("Fouress"), that are in our possession;

     (5) the stock records that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting your capital stock as well as such stock records respecting Exodus California);

     (6) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations;
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Exodus Communcations, Inc.
February 23, 1998
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     (7)  the April 1995 Agreement of Merger between Fouress and Exodus
          California, the May 1995 Investment Representation Letters and the June 1995 Investment Representation Letters under which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement; and

     (8) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the up to 550,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the up to 4,050,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP


                              By: /s/ Fred Greguras
                                  __________________________
                                  Fred Greguras
                                  Partner